AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                        COMTECH TELECOMMUNICATIONS CORP.
                            (A Delaware Corporation)

                                    ARTICLE I

                                     Offices

      The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices at other places, within and without the State of Delaware.

                                   ARTICLE II

                                  Stockholders

      Section 1. Annual meetings of stockholders shall be held once in each year at such times and such places, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors.

      Section 2. Except as otherwise required by statute or the Corporation's Certificate of Incorporation, special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board or by any officer instructed by the Board of Directors to call such meetings. Special meetings of stockholders shall be held on such dates and at such times and such places, within or without the State of Delaware, as shall be stated in the notices of such meetings. Notice of any special meeting shall state the purpose or purposes for which the meeting is to be held and no other business shall be transacted except as stated in such notice.

      Section 3. The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders.
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      Section 4. Except as otherwise required by statute, the Corporation's
Certificate of Incorporation or these By-Laws, all matters coming before any meeting of stockholders shall be decided by the vote of the holders of a majority of the shares of capital stock of the Corporation present in person or represented by proxy at such meeting and voting thereon, a quorum being present.

      Section 5. The Board of Directors, or, if the Board shall not have made the appointment, the Chairman presiding at any meeting of stockholders, shall have power to appoint two or more persons to act as inspectors, to receive, canvass and report the votes cast by the stockholders at such meeting.

      Section 6. The Chairman of the Board, or in his absence, the President, shall preside at all meetings of stockholders; and in their absence, the Board of Directors may appoint a person to act as Chairman of the meeting.

      Section 7. The Secretary or an Assistant Secretary shall act as secretary at all meetings of stockholders; and in their absence, the chairman of the meeting shall appoint a person to act as secretary of the meeting.

      Section 8. Only persons who are nominated in accordance with the procedures set forth in this section shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by or on behalf of a stockholder of the Corporation, or a duly authorized proxy for such stockholder, who is a stockholder of record at the time of giving notice provided for in this paragraph and who shall be entitled to vote for the election of Directors at the meeting. Any nominations not made by or at the direction of the Board of Directors must be made pursuant to a notice in writing to the Secretary of the Corporation delivered or mailed to, and received at the principal executive offices of the Corporation not fewer than 90 days or more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting with respect to which such notice is to be tendered is not held within 30 days


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before or after such anniversary date, notice by the stockholder to be timely must be received not earlier than 90 days prior to such annual meeting and not later than 60 days prior to such annual meeting; and further provided, however, that, notwithstanding the foregoing, with respect to the first annual meeting of stockholders after June 30, 1998, such notice by the stockholder must be received at the principal executive offices of the Corporation prior to the close of business on the tenth day following the date on which notice of the meeting was first given or made to stockholders generally. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named as a nominee and to serving as a director, if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder, (ii) the class and number of shares of stock of the Corporation beneficially owned by such stockholder and represented by proxy and (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination that pertains to the nominee. If the Board of Directors shall determine, based on the facts, that a nomination was not made in accordance with the above procedures, the Chairman of the meeting shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE III

                               Board of Directors

      Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.


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      Section 2. Regular meetings of the Board of Directors shall be held on such dates and at such times and such places, within or without the State of Delaware, as shall be fixed from time to time by the Board.

      Section 3. Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary upon a request in writing by any two directors. Notice shall be given of the date, time and place of each special meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing or delivering personally the same before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, any and all business may be transacted at any special meeting of the Board of Directors.

      Section 4. The Chairman of the Board shall preside at all meetings of the Board of Directors; and in his absence, the Board of Directors may appoint any other person to act as chairman of the meeting. Less than a quorum of the Board may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice.

                                   ARTICLE IV

                                   Committees

      Section 1. The Corporation shall have an Executive Committee, an Audit Committee and a Compensation Committee, each of which shall have such powers of the Board of Directors, not prohibited by statute, as the Board shall from time to time authorize. Each such committee shall consist of two or more directors.

      Section 2. The Board of Directors may, by resolution passed by a majority of the whole Board, designate from among its own members such other committees as the Board may determine. Each such committee shall have such powers of the Board of Directors, not prohibited by statute, as the Board shall from time to time authorize.


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      Section 3. A majority of a committee shall constitute a quorum for the transaction of business. Each committee shall keep regular minutes of its meetings and shall report the same to the Board of Directors when requested. The Board of Directors may discharge any committee or any member thereof either with or without cause at any time.

      Section 4. In the case of the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.

                                    ARTICLE V

                                    Officers

      Section 1. The Board of Directors shall elect the following officers:
Chairman of the Board of Directors, President, Treasurer and Secretary and such other officers as it may from time to time determine.

      Section 2. The term of office of the officers shall be for one year and until their respective successors are elected and qualified. The Board of Directors may remove any officer either with or without cause at any time.

      Section 3. The officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such other powers and duties as from time to time may be conferred by the Board of Directors. The Chairman of the Board shall be the chief executive officer of the Corporation, shall possess, except as prohibited by statute, the same power to sign on behalf of and bind the Corporation as is possessed by the President, and shall, during the absence or disability of the President, exercise all the powers and discharge all the duties of the President. The President shall be the chief operating officer of the Corporation and shall have general supervision of the daily operations of the Corporation.


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      Section 4. Unless otherwise ordered by the Board of Directors, the
Chairman of the Board, the President or the Secretary shall have full power and authority on behalf of the Corporation to attend and to vote at any meetings of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors may from time to time confer like powers upon any other person or persons.

                                   ARTICLE VI

                                  Capital Stock

      Section 1. Certificates for stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe.

      Section 2. The Board of Directors shall have power to appoint one or more transfer agents and/or registrars for the transfer and/or registration of certificates for shares of stock of any class or series and may require that stock certificates shall be countersigned and/or registered by one or more of such transfer agents and/or registrars.

      Section 3. Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof in person or by his duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

      Section 4. In case any certificate for the capital stock of the Corporation shall be lost, stolen or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it and/or to its transfer agent and/or registrar, if any, as it shall deem necessary or advisable.


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      Section 5. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                   ARTICLE VII

                                 Indemnification

      Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise,


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against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 3. To the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      Section 4. Any indemnification under Sections 1 and 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

      Section 5. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such


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amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VII.

      Section 6. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law agreement, vote of stockholders or disinterested directors, statute, court decision, insurance policy or otherwise, now or hereafter in effect, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII or of the General Corporation law of the State of Delaware.

      Section 8. For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to any employee benefit plan, its participants or beneficiaries; and a person who acting in good faith and in a manner he reasonably believes to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

                                  ARTICLE VIII

                                  Miscellaneous


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      Section 1. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the year and state of incorporation.

      Section 2. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the Corporation.

                                   ARTICLE IX

                                    Amendment

      The Board of Directors shall have the power to adopt, alter and repeal the By-Laws of the Corporation at any regular or special meeting of the Board, subject to the power of the stockholders to alter or repeal any By-Law adopted or altered by the Board of Directors. By-Laws may be adopted, altered or repealed by the stockholders by the vote of the holders of a majority of the outstanding shares entitled to vote thereon provided that notice of the proposed adoption, alteration or repeal shall have been given in the notice of such meeting of stockholders.


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